                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                             Cade Industries, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant As Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                             CADE INDUSTRIES, INC.
                             5640 ENTERPRISE DRIVE
                                 P.O. BOX 23094
                            LANSING, MICHIGAN  48909
                                 (517) 394-1333


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                 The Annual Meeting of Shareholders of Cade Industries, Inc. will be held at the Sheraton Lansing Hotel, 925 South Creyts Road, Lansing, Michigan on Tuesday, May 2, 1995 at 10:00 a.m. (Eastern Time) for the following purposes:

                 (1)      to elect seven directors;

                 (2) to ratify and approve the Cade Industries, Inc. 1994 Stock Option Plan; and

                 (3) to transact such other business as may properly come before the meeting and any adjournment thereof.

                 The Board of Directors has established the close of business on March 14, 1995, as the record date for determining the shareholders entitled to notice of and to vote at the meeting or any adjournment thereof; only shareholders of record at the close of business on that date will be entitled to vote.

                 A proxy, which is solicited on behalf of the Board of Directors, is enclosed, together with a return envelope which requires no postage if mailed in the United States. The affirmative vote of a plurality of the votes cast by the outstanding shares represented at the meeting and entitled to vote, a quorum being present, is required for the election of directors, and the affirmative vote of a majority of the shares represented at the meeting and entitled to vote, a quorum being present, is required to ratify and approve adoption of the Cade Industries, Inc. 1994 Stock Option Plan.

                 It is important that your shares be represented at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO INDICATE YOUR VOTING DIRECTIONS, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED POSTPAID ENVELOPE. IF YOU LATER DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE THE VOTING BY GIVING WRITTEN NOTICE OF REVOCATION TO THE COMPANY'S SECRETARY, OR BY GIVING ORAL NOTICE TO THE PRESIDING OFFICER DURING THE MEETING.

                 A copy of the 1994 Annual Report to Shareholders and a Proxy Statement accompany this Notice.

                 Persons attending the annual meeting are cordially invited to join a tour of the Company's facilities immediately following the meeting.

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        Conrad G. Goodkind
                                        Secretary

Lansing, Michigan
March 30, 1995

PROXY STATEMENT

                             CADE INDUSTRIES, INC.
                             5640 ENTERPRISE DRIVE
                                 P.O. BOX 23094
                            LANSING, MICHIGAN  48909
                                 (517) 394-1333

                            SOLICITATION AND VOTING

                 The enclosed proxy is solicited by the Board of Directors of Cade Industries, Inc. ("Cade" or the "Company") for use at the Annual Meeting of Shareholders to be held on May 2, 1995. All properly executed proxies will be voted at the meeting. A proxy may be revoked at any time prior to its exercise by giving written notice of revocation to the Company's Secretary, or by giving oral notice to the presiding officer during the meeting.

                 Each shareholder of record at the close of business on March 14, 1995, will be entitled to one vote for each share registered in such shareholder's name. At that date there were outstanding 21,438,290 shares of common stock, the Company's only class of stock outstanding.

                 The expense of printing and mailing proxy material, including forwarding expense to beneficial owners of stock held in the name of another, will be borne by the Company. No solicitation other than by mail is contemplated, except that officers or employees of the Company may solicit the return of proxies from certain shareholders by telephone.

                 This Proxy Statement is being mailed to shareholders commencing on or about March 30, 1995. A copy of the 1994 Annual Report to Shareholders, including financial statements, is enclosed herewith.

                         PRINCIPAL SECURITY HOLDERS AND
                        SECURITY HOLDINGS OF MANAGEMENT

                 The following table shows the beneficial ownership of the outstanding common stock of the Company as of February 20, 1995, by each person known to the Company to own beneficially more than 5% of such stock outstanding, each director and nominee, each executive officer named in the Summary Compensation Table below and all directors and executive officers of the Company as a group:

                                                    Number of Shares and
                                                    Nature of Beneficial                   Percent
 Name                                                 Ownership (1)(2)                    of Class
 ----                                                 ----------------                    --------
 Advent International Corporation (3)                         1,935,258 (4)             9.0%
 Molly F. Cade (5)                                            5,242,162 (6)            24.5%
 Conrad G. Goodkind                                             235,000                 1.1%
 William T. Gross                                                 1,100 (7)               *
 Richard A. Lund                                                 88,000                   *
 Terrell L. Ruhlman                                             170,000 (8)               *
 John W. Sandford                                                10,000 (9)               *
 Steven M. Tadler (10)                                                0                   -
 Philip I. Wolf                                                 279,872                 1.3%
 All directors and executive officers as a                    6,080,234 (11)           28.2%
 group  (9 persons)

-------------------------------------

*Less than 1.0%

(1) Except as otherwise indicated, the specified persons have sole voting and investment power as to all of the shares indicated.

(2) Includes the following shares which may be acquired by the exercise of options: 88,000 as to Mr. Lund; 50,000 as to Mr. Ruhlman; and 184,000 as to all directors and executive officers as a group.

(3) The business address of Advent International Corporation is 101 Federal Street, Boston, Massachusetts 02110.

(4) All shares are held of record by the following venture capital funds managed by Advent International Corporation in the amounts indicated:
         Adhill Limited Partnership, 218,977 shares; Adventact Limited Partnership, 271,731 shares; Adwest Limited Partnership, 218,977 shares; Adval Limited Partnership, 196,207 shares; Advent International Network Limited Partnership, 833,191 shares; Advent International Technology Fund L.P., 73,617 shares; and Hong Kong Venture Investment Trust, 122,558 shares.

(5) Ms. Cade's business address is 5640 Enterprise Drive, P.O. Box 23094, Lansing, Michigan 48909.

(6) Includes 2,200 shares held by Ms. Cade as custodian for minor children and 16,200 shares held by her spouse.

(7)      Held as trustee of a trust controlled by Mr. Gross.

(8)      Voting and dispositive power shared with spouse as to 20,000 shares.

(9)      Record ownership held by family trust controlled by Mr. Sandford.

(10) Mr. Tadler is Senior Vice President of Advent International Corporation. Mr. Tadler does not own any shares of the Company's common stock in his individual capacity and disclaims beneficial ownership of any of the shares held indirectly by Advent International Corporation. See Note 4 above.

(11)     Includes 184,000 shares which may be acquired by exercise of options.

                 The above beneficial ownership information is based upon information furnished by the specified persons and determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 as required for purposes of this Proxy Statement, which is not necessarily the same as beneficial ownership for other purposes, and includes shares as to which beneficial ownership may be disclaimed.

                             ELECTION OF DIRECTORS

                 The Company's Bylaws provide for the election of directors at each Annual Meeting of Shareholders, to hold office until the next succeeding Annual Meeting, and until their successors are elected.

                 Shares represented by the enclosed proxy will be voted for the nominees named below, unless otherwise specified on the proxy. If any of the nominees should decline or be unable to act as a director, which is not anticipated, the proxies may be voted for a substitute nominee designated by the Board of Directors. In no event may the proxies be voted for more than seven nominees.

NOMINEES:

                                                       PRINCIPAL                             DIRECTOR
         NAME                     AGE                  OCCUPATION                             SINCE
         ----                     ---                  ----------                             -----
Molly F. Cade (1)(2)              45                   Educator                               1986

Conrad G. Goodkind (1)(2)(3)      50                   Partner, Quarles & Brady               1989
                                                       (law firm)

William T. Gross (1)(4)           65                   Consultant                             1992

Richard A. Lund (4)               43                   President and Chief Operating 1991
                                                       Officer of the Company

Terrell L. Ruhlman (1)(4)         68                   Chairman of the Board and Chief        1987
                                                       Executive Officer of the Company

John W. Sandford (2)(4)           60                   President and Chief Executive          1990
                                                       Officer, Rolls Royce, Inc.
                                                       (manufacturer of aircraft engines)

Steven M. Tadler                  35                   Senior Vice President,                 --
                                                       Advent International Corporation
                                                       (venture capital investment firm)

------------------------------

(1) Member of the Audit Committee, which met once in 1994. The Audit Committee annually considers the report and recommendations of the Company's independent public accountants and is available for additional meetings upon request of such accountants. The Audit Committee's functions also include making recommendations to the Board of Directors regarding the engagement or retention of such accountants, directing the activities of and considering the reports and recommendations of the Company's principal accounting officer, adoption of accounting methods and procedures, public disclosures required for compliance with securities laws and other matters relating to the Company's financial accounting.


(2) Mr. Goodkind is the Chair and Ms. Cade and Mr. Sandford are members of the Compensation Committee, which met once in 1994. The Compensation Committee meets to consider and make recommendations to the Board of Directors with respect to salaries, bonuses and benefit plans for officers and other salaried employees.

(3)      Mr. Goodkind serves as Secretary of the Company.

(4) Member of the Strategic Planning Committee, a joint Board of Directors/Management committee which reviews the Company's strategic direction and makes recommendations to the Board of Directors. The Committee did not meet in 1994.

                 The Board of Directors held five meetings during 1994. Each director except Mr. Sandford attended 75% or more of the total of all meetings of the Board and any committee on which he or she served during the year. The Board of Directors currently maintains an Audit Committee, a Compensation Committee and a Strategic Planning Committee. The Board has not appointed a Nominating Committee.

                 The principal occupation of each director during the past five years was that shown in the above table, except that: (1) Mr. Gross served as a consultant to Douglas Aircraft Company from October 1989 until October 1992 and retired in October 1989 as Senior Vice-President for Commercial Products for McDonnell Douglas Corporation (manufacturer of commercial and military aircraft), which he had joined in 1952; (2) Mr. Lund was President of the Company's Auto-Air Composites, Inc. subsidiary from January 1989 to November 1994 and was elected President and Chief Operating Officer of the Company in April 1990; (3) Mr. Ruhlman was a consultant to, and Director of, Sonitrol Corporation (manufacturer of electronic security systems) from 1983 to 1992 and was Chairman of Cade's Executive Committee from 1989 to 1990, after which he became the Chief Executive Officer of the Company; Mr. Ruhlman also is a director of Ryan-Murphy, Incorporated (provider of soil remediation services) and EI Environmental Engineering Concepts Ltd. (manufacturer of industrial misting systems); (4) Mr. Sandford was President of Gulfstream Aerospace (designer and manufacturer of executive aircraft) from 1988 to 1990 and Managing Director, Rolls Royce Aerospace Group, Rolls-Royce plc from January 1993 to January 1995; and (5) Mr. Tadler was a Vice President of Advent International Corporation from May 1989 to January 1993. Mr. Tadler is being nominated for election as a director of the Company pursuant to the Company's agreement to do so in connection with the acquisition of Pollux Corporation in November 1994.

COMPENSATION OF DIRECTORS

                 The Company pays directors who are not full-time employees of the Company $10,000 per year, and pays non-employee members of the Audit and Strategic Planning Committees an additional $5,000 per year for service on such committees. It is the Company's policy to grant each new director an option to purchase 50,000 shares of the Company's common stock at an exercise price equal to the then fair market value thereof. On May 3, 1994, Cade granted to each director an option to purchase 50,000 shares of Cade common stock at an exercise price of $.8125 per share pursuant to the Company's 1994 Stock Option Plan (the "1994 Plan"). Under the terms of the 1994 Plan, the options may not be exercised until such Plan is approved by the shareholders of the Company. See "1994 Stock Option Plan" below. The options were granted on the further condition that the director surrender any unexercised director options. Accordingly, Messrs. Lund, Gross and Sandford each surrendered an option to purchase 50,000 shares of the Company's common stock, which options were exercisable at prices in excess of the purchase price of the new options. In addition, on February 13, 1995, in connection with his appointment as a director, the Company granted to Philip I. Wolf an option to purchase 50,000 shares of the Company's common stock at an exercise price of $.6875 per share. All options may be exercised only for so long as the optionee remains a director of the Company and for one year thereafter, but in no event more than ten years after the date of grant. Mr. Goodkind is a partner in the law firm of Quarles & Brady, general counsel to the Company, which performed legal services for the Company in 1994 and is expected to do so in 1995.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

         Set forth below is a table summarizing the compensation of the Company's Chief Executive Officer and its President and Chief Operating Officer ("Named Executive Officers") for each of the three preceding fiscal years. No other executive officer received salary and bonus in excess of $100,000 during fiscal 1994. Although the Company maintains certain stock option plans, it has no other long-term incentive plan. The Company has not issued, and there are not outstanding, any restricted stock awards or stock appreciation rights.


                           SUMMARY COMPENSATION TABLE


                                              Annual Compensation                   Long Term
                                                                                  Compensation
                                                                              ---------------------
                                                                                     Awards
                                         ----------------------------------------------------------
                                                                  Other
                                                                  Annual      Securities Underlying
                              Fiscal                              Compen-          Options/SARs          All Other
Name and Principal Position    Year      Salary       Bonus (1)   sation         (No. of Shares)       Compensation
-------------------------------------------------------------------------------------------------------------------
Terrell L. Ruhlman             1994      $ 75,000(2)       $0       (3)            100,000(4)             $0
Chairman of the Board and      1993      $ 75,000(2)       $0       (3)                  0                $0
Chief Executive Officer        1992      $ 85,000(2)       $0       (3)                  0                $0

Richard A. Lund                1994      $157,417     $20,464(5)    (3)            100,000(4)         $8,020(6)
President and                  1993      $152,250          $0       (3)                  0            $9,208(7)
Chief Operating Officer        1992      $152,668     $45,128       (3)             35,000            $7,564(8)


(1)  Represents bonus paid in respect of the preceding fiscal year.

(2)  Includes $10,000 received for serving as a director.

(3) Personal benefits in an aggregate amount less than 10% of the total of annual salary and bonus.

(4) Includes an option to purchase 50,000 shares granted to the executive in his capacity as a director, the exercisability of which is subject to the approval by shareholders of the Company's 1994 Stock Option Plan. See "1994 Stock Option Plan" below.

(5)  Bonus to be paid in fiscal 1995 in respect of fiscal 1994.

(6) 401(k) matching contribution of $7,612; term life insurance premium of $408.

(7) 401(k) matching contribution of $8,728; term life insurance premium of 480.

(8) 401(k) matching contribution of $6,992; term life insurance premium of $572.

OPTION/SAR GRANTS

         The following table sets forth certain information regarding stock option grants to each Named Executive Officer during the fiscal year ended December 31, 1994.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                               Potential
                                                                                          Realizable Value at
                                                                                             Assumed Annual
                                                                                             Rates of Stock
                                                                                           Price Appreciation
                                         Individual                                         for Option Term
                                           Grants

                        Number of        % of Total
                        Securities      Options/SARs
                        Underlying       Granted to       Exercise or
                       Options/SARs     Employees in      Base Price       Expiration
        Name             Granted         Fiscal Year       Per Share         Date           5%         10%
-------------------------------------------------------------------------------------------------------------
  Terrell L.          50,000(1)             17.0%           $.8125          5-3-2004      $25,548    $64,746
  Ruhlman             50,000(2)             17.0%           $.8125          5-3-2004      $25,548    $64,746

  Richard A. Lund     50,000(1)             17.0%           $.8125          5-3-2004      $25,548    $64,746
                      50,000(3)             17.0%           $.8281          5-2-2004      $26,039    $65,989



(1) Option granted to the Executive in his capacity as a director. The option will be exercisable in full upon shareholder approval of the Cade 1994 Stock Option Plan. See "1994 Stock Option Plan" below.

(2)      Exercisable in full as of November 3, 1994.

(3) Exercisable as to 20% six months after the date of grant and an additional 20% on the first through fourth anniversaries of the date of grant.

AGGREGATED OPTION/SAR EXERCISES AND FISCAL YEAR-END OPTION/SAR VALUES

         The table below sets forth information regarding the exercise of stock options during 1994 by the Company's Named Executive Officers and the number and value of unexercised options held by such persons as of December 31, 1994. The Company has no outstanding SARs.

                                       FISCAL YEAR END OPTION/SAR VALUES

                                                       Number of Securities
                                                            Underlying
                                                            Unexercised               Value of Unexercised
                                                           Options/SARs            In-the-Money Options/SARs
                                                        at Fiscal Year End            at Fiscal Year End
                   Shares Acquired
       Name          on Exercise     Value Realized   Exercisable/Unexercisable      Exercisable/Unexercisable
--------------------------------------------------------------------------------------------------------------
Terrell L. Ruhlman      50,000           $6,250            50,000/50,000                     $0/$0

Richard A. Lund                                            88,000/97,000                     $0/$0
                         ---              ---

REPORT ON REPRICING OF OPTIONS/SARS

                 The table below sets forth certain information concerning the grant of an option to Mr. Lund which was conditioned on the surrender of another option exercisable at a higher price. This grant, which was made to Mr. Lund in his capacity as a director, is the only repricing of an option or SAR held by any executive officer of the Company during the last ten fiscal years. See "Report of the Compensation Committee of the Board of Directors" below for a discussion of this option grant.

                         TEN-YEAR OPTION/SAR REPRICINGS

                              Number of
                             Securities                                                     Length of Original
                             Underlying    Market Price of   Exercise Price                Option Term Remaining
                            Options/SARs   Stock at Time of    at Time of                  at Date of Repricing
                             Repriced or     Repricing or     Repricing or   New Exercise      or Amendment
       Name         Date       Amended        Amendment         Amendment       Price
-------------------------------------------------------------------------------------------------------------------
Richard A. Lund    5-3-94      50,000           $.8125           $1.251         $.8125          1.75 years

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

                 The Compensation Committee of the Board of Directors is composed of Molly F. Cade, Conrad G. Goodkind and John W. Sandford. Mr. Goodkind is the Secretary of the Company.

PERFORMANCE GRAPH

                 Set forth below is a graph comparing the cumulative total shareholder return on the Company's common stock to the cumulative total return of (i) the Standard and Poors 500 Stock Index ("S&P 500") and (ii) the
Value Line Aerospace/Defense Industry Index ("Peer Group"), through December 31, 1994. The graph is generated by assuming that $100 was invested at the close of trading on the last trading day of 1989 in each of Cade common stock, the S&P 500 and the Peer Group, and that all dividends were reinvested.





                                       1989         1990         1991          1992         1993          1994
                  ----------------------------------------------------------------------------------------------
                  Cade               $100.00      $222.22       $300.00      $144.44      $127.78        $116.67
                  S&P 500            $100.00      $ 96.83       $126.41      $136.25      $150.00        $151.73
                  Peer Group         $100.00      $ 97.25       $113.11      $130.69      $169.34        $178.89

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                 The Company's Compensation Committee is composed of three non-employee Directors. The Compensation Committee annually reviews and approves adjustments to executive compensation. The Company's policy with respect to compensation of its executive officers is to provide benefits which are fair and which provide incentives to maximize performance. A significant portion of each full-time executive officer's potential compensation is linked to overall Company performance.

                 The Company's Chief Executive Officer ("CEO") is not a full-time employee of the Company. The CEO's compensation is primarily based on a subjective determination by the Committee of the amount necessary to ensure the continued availability of his experience and knowledge, which is of substantial value to the Company. This amount is a function, in part, of the amount of time which the Committee and the CEO believe will be required to be devoted during the succeeding year. The CEO's compensation was reviewed but left unchanged in May 1994, at which time the CEO was granted an option to purchase 50,000 shares of the Company's common stock at an exercise price equal to the fair market value of such stock on the date of grant. This stock option was granted on the basis of the CEO's performance during the preceding 12 months, including his important contribution to the Company's acquisition of Pollux Corporation. The Committee believed that the CEO would be required to devote less than one-half of his time to the Company's business during fiscal 1994. The CEO, in his capacity as a director, also was granted an option to purchase 50,000 shares of the Company's common stock at an exercise price equal to the fair market value of such stock on the date of grant. This option was granted in connection with a grant by the Company of such options to each director of the Company. See the final paragraph of this Report for a discussion of these director options. The Compensation Committee did not consider this option to be compensatory to the CEO in his capacity as an executive and the existence of such option was not considered as a factor in determining the amount of options to be granted to the CEO in his capacity as an executive.

                 Compensation of the Company's full-time executive officers is composed of a base salary, a cash bonus and stock option grants. The compensation is reviewed by the Committee in May of each year and changes, if any, typically are effective immediately. The base salary is determined subjectively by the Committee without formal guidelines, but taking into account (without applying any specific weights) the officer's then existing base compensation, increases in prior years and the Company's revenue and earnings performance for the preceding fiscal year. Cash bonuses are awarded on the basis of the Company's earnings for the preceding fiscal year in relation to earnings targets previously established by the Committee for such year and subject to a maximum total bonus expressed as a percentage of base compensation. The Committee annually establishes a minimum earnings target and an aggressive earnings target. If the minimum earnings target is not achieved, the executive is not entitled to any bonus. If the aggressive earnings target is achieved, the executive is entitled to the maximum bonus, subject to any additional performance criteria that may be imposed. The maximum bonus for each recipient is established each year on the same basis as base salary, but may not exceed 50% of base salary. Stock option grants are designed to provide incentives for key employees both as a reward for good performance and as a benefit that increases in value as the Company's stock price rises. Individual grants are made by the Committee from time to time on the basis of a subjective evaluation, without formal guidelines, of the recipient's individual contribution to the Company's earnings performance in the preceding year and, to a lesser extent, of such recipient's total compensation for such year.

                 The 1994 compensation of the Company's Chief Operating Officer ("COO") was reviewed in May 1994. At that time, the COO's annual base compensation rate was increased approximately 5% from $152,250 to $160,000. Although the Company's 1993 operating results included a 38% decrease in sales and a net loss of $689,000, compared to 1992 net income of $1,944,000, the Committee believed that the COO's performance was very good in light of continuing depressed conditions in the aerospace industry. This increase in compensation was based on the Committee's subjective evaluation of the COO's effective management of the Company's cost containment program and, to a lesser extent, the COO's lack of any increase in base compensation since May 1992.
For the same reasons, in May 1994 the COO was granted an option under the Company's 1990 Stock Option Plan to purchase 50,000 shares of the Company's common stock at an exercise price equal to the fair market value of such stock on the date of grant.

                 Although the COO was eligible for a bonus in 1994 of up to 50% of base salary, no bonus was paid in 1994 because the Company's 1993 net income failed to meet the minimum target previously established. In May 1994, a formula was established for determination of the cash bonus payable in respect of the Company's performance in fiscal 1994. The maximum bonus was set at 50% of the COO's base compensation, which is consistent with the Company's past practice. If the Company's pretax consolidated earnings fail to exceed the minimum earnings target, the amount of the COO's bonus is zero. If the Company's pretax consolidated earnings exceed the minimum earnings target, the COO is entitled to a bonus which is calculated pursuant to a performance-based formula weighted as follows: pretax consolidated earnings, 70%; amount of accounts receivable, measured by the number of days of sales, 10%; rate of inventory turnover, 10%; and rate of working capital turnover, 10%. The COO's 1989 employment agreement, which expired in May 1994, was not a factor in determining the COO's base salary for 1994.

                 In addition, the COO, in his capacity as a director, was granted an option to purchase 50,000 shares of the Company's common stock at an exercise price equal to the fair market value of such stock on the date of grant. This option was granted in connection with a grant by the Company of such options to each director of the Company. See the final paragraph of this Report for a discussion of these director options. The Compensation Committee did not consider this option to be compensatory to the COO in his capacity as an executive and the existence of such option was not considered as a factor in determining the amount of options to be granted to the COO in his capacity as an executive.

                 Section 162(m) of the Internal Revenue Code, added by the Omnibus Budget Reconciliation Act of 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the corporation's chief executive officer and the other proxy-named executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. Cade's executive compensation program, as presently constructed, is not likely to generate non- deductible compensation in excess of these limits. The Committee will continue to review these evolving tax regulations as they apply to Cade's executive compensation program. It is the Committee's intent to preserve the deductibility of executive compensation to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

                 In May 1994, the Board of Directors of the Company granted to each director an option to purchase 50,000 shares of Cade common stock at an exercise price of $.8125 per share (the then-current market price thereof) pursuant to the Company's 1994 Stock Option Plan (the "1994 Plan"). The options were granted subject to the condition that the 1994 Plan be approved by the shareholders of the Company. Furthermore, the options were granted to each director on the condition that such director surrender any unexercised director options. Accordingly, Mr. Lund and two other directors each surrendered an option to purchase 50,000 shares of the Company's common stock, which options were exercisable at prices in excess of the exercise price of the new options. The options were granted to directors in their capacity as such in order to provide directors with a continuing incentive and interest in the Company. Accordingly, the Compensation Committee did not separately consider the grant of such options to the extent they were made to directors who also were executive officers, nor did the Compensation Committee consider separately the condition of such grant that all unexercised director options be surrendered, whether or not such director also was an executive officer. The Compensation Committee did not consider the surrender condition to be a compensatory repricing in respect of the Company's executive officers in their capacity as such.

                             Compensation Committee

Conrad G. Goodkind, Chair           Molly F. Cade              John W. Sandford

                             1994 STOCK OPTION PLAN

                 The complete text of the 1994 Stock Option Plan ("1994 Plan") is set forth as Exhibit A to this Proxy Statement. The following summary of the material features of the 1994 Plan does not purport to be complete and is qualified in its entirety by reference to Exhibit A.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 1994 STOCK OPTION PLAN.

GENERAL

                 At the annual meeting, shareholders will be requested to approve the 1994 Plan which was adopted by the Board of Directors on May 3, 1994, subject to approval of the shareholders of the Company.

                 The Board of Directors believes that adoption of the 1994 Plan is desirable since it will serve to promote the interests of the Company and its shareholders by providing the directors with an opportunity to acquire a proprietary interest in the Company thereby more closely aligning their interests with those of shareholders and providing a stronger incentive for them to put forth a maximum effort for the continued success and growth of the Company. In addition, the Board of Directors believes the opportunity to acquire a proprietary interest in the Company will aid the Company in attracting and retaining qualified persons to serve as directors of the Company.

                 The 1994 Plan provides for the granting of Nonqualified Stock Options ("NSO") which are not intended to qualify as incentive stock options within the meaning of Section 422A of the Internal Revenue Code (the "Code"). The total number of shares of the Company's common stock authorized for issuance under the 1994 plan is 600,000, representing 2.8% of the shares outstanding on March 14, 1995. The 1994 Plan provides for the grant of an option (without consideration) to purchase 50,000 shares of the Company's common stock to each director in office on May 3, 1994 and the automatic grant of a similar option to each new director upon such director's election to the Board of Directors at an exercise price equal to the fair market value on the date of grant. Only directors (including employee directors) are eligible to receive options under the 1994 Plan. The 1994 Plan terminates May 3, 2004, except as to options outstanding which remain in effect until they are exercised or expire. As of March 14, 1995, none of the NSOs had been exercised and options for a total of 350,000 shares were outstanding under the 1994 Plan.

                 The following table sets forth certain information about persons who have received grants of options under the 1994 Plan.

                                              NEW PLAN BENEFITS

                                                                        Number of Shares of Common Stock
                                                                        Underlying Options Granted Under
 Name and Position                                                                 1994 Plan(1)
 -----------------                                                                 ------------
 Terrell L. Ruhlman, Chairman of the Board and
   Chief Executive Officer . . . . . . . . . . . . . . . . . . . .                    50,000

 Richard A. Lund, Director and Chief Operating Officer . . . . . .                    50,000

 Molly F. Cade, Director . . . . . . . . . . . . . . . . . . . .                      50,000

 Conrad G. Goodkind, Director and Secretary  . . . . . . . . . . .                    50,000

 William T. Gross, Director  . . . . . . . . . . . . . . . . . . .                    50,000

 John W. Sandford, Director  . . . . . . . . . . . . . . . . . . .                    50,000

 Philip I. Wolf, Director  . . . . . . . . . . . . . . . . . . . .                    50,000

 Executive Group (2) . . . . . . . . . . . . . . . . . . . . . . .                   100,000

 Non-Executive Director Group  . . . . . . . . . . . . . . . . . .                   250,000

 Non-Executive Officer Employee Group  . . . . . . . . . . . . . .                      0

-----------------------------

(1) The exercise price of all options is $.8125, except for the options held by Mr. Wolf which have an exercise price of $.6875 per share, in each case representing the fair market value of the underlying common stock on the date of grant.

(2)      Messrs. Ruhlman and Lund.

                 Steven M. Tadler, who has been nominated for election as a director of the Company, will, if elected, receive an option under the 1994 Plan to purchase 50,000 shares of the Company's common stock at an exercise price equal to the fair market value of such stock on the date of grant.
Except as set forth above, no person is eligible to receive or has received any options under the 1994 Plan.

FEDERAL INCOME TAX CONSEQUENCES

                 The Company has been advised that under the present provisions of the Code, the Federal income tax consequences with respect to NSOs granted under the 1994 Plan can be summarized as follows:

                 1. An optionee will not realize taxable income at the time an NSO is granted, but taxable income will be realized and the Company will be entitled to a deduction, provided it satisfies certain withholding requirements, at the time of exercise of the NSO. The amount of income (and the Company's deduction) will be equal to the difference between the NSO exercise price and the fair market value of the shares on the date of exercise. The income realized will be taxed at ordinary income tax rates for Federal income tax purposes. Upon subsequent disposition of the shares acquired upon exercise of an NSO, capital gain or loss as determined under the normal capital asset holding period rules will be realized in the amount of the difference between the proceeds of sale and the fair market value of the shares on the date of exercise.

                 2. Where the NSO exercise price is paid in delivered stock, the exercise is treated as (a) a tax-free exchange of the shares of delivered stock (without recognizing any taxable gain with respect thereto) for a like amount of new shares (with such new shares having the same basis and holding period as the old), and (b) the issuance of additional shares representing the "spread" between the NSO exercise price and the fair market value of the shares for which the NSO is exercised. The optionee's basis in the number of new shares that equals the number of shares used to exercise the NSO will equal the basis of the shares used to exercise the NSO, and the optionee's holding period for the new shares will include his or her holding period in the shares used to exercise the NSO. The optionee's basis in any remaining shares will equal the amount of compensation income recognized upon exercise of the NSO and his or her holding period for such shares will begin on the day he or she acquires them. This mode of payment does not affect the ordinary income tax liability incurred upon exercise of the NSO described above.

SUMMARY OF 1994 PLAN

                 The principal provisions of the 1994 Plan are summarized below (subject to the complete text set forth in Exhibit A):

                 The 1994 Plan is administered by the Company's Chairman of the Board of Directors or, if there ceases to be a Chairman, by the Audit Committee of the Board of Directors (the "Administrator"). The Administrator has no discretion or authority to adopt or amend any rules or regulations in connection with the granting of options under the 1994 Plan.

                 The maximum number of shares of the Company's common stock which may be issued under the 1994 Plan is 600,000. Shares subject to and not issued under an option which expires or terminates or is cancelled for any reason during the term of the 1994 Plan shall again be available for the granting of options. The exercise price at which shares may be purchased under each option shall be equal to the reported closing price for the common stock on the date of grant or, if there is no reported closing price on such date, on the first date preceding such date on which a closing price is reported, in each case as reported on The Nasdaq Stock Market National Market System ("Nasdaq National Market"). The number and kind of shares available and the number, price and kind of shares covered by options granted or to be granted under the 1994 Plan may be equitably adjusted in the event of reorganizations, recapitalizations, stock-splits, dividends, mergers or other changes affecting the common stock of the Company.

                 Options granted under the 1994 Plan may be exercised by a director only while such person serves as a director of the Company, and for one year thereafter. No option may be exercised prior to shareholder approval of the 1994 Plan or, if later, six months after the date of grant. All options expire on the 10th anniversary of the date of grant.

                 The exercise price for shares purchased must be paid in full at the time of exercise, and no shares shall be issued until full payment therefor is made. Such payment may be made either in cash or by delivering shares of the Company's common stock which the optionee, the optionee's spouse, or both, have beneficially owned for at least six months (valued at its Fair Market Value (as defined) determined as of the date of exercise of the option) or a combination of cash and shares. Cash proceeds will be added to the general funds of the Company available for its corporate purposes. An option granted under the 1994 Plan may not be transferred except by will or the laws of descent and distribution and, during the optionee's lifetime, may be exercised only by the optionee.

                 If the Company is dissolved or liquidated or is a party to a merger in which it is not the surviving corporation, an optionee shall have the right, subject to the discretion of the Board of Directors (which discretion may not be delegated to any committee), to surrender his or her outstanding unexercised options for cash in the amount of the difference between the exercise price and the Fair Market Value of shares of common stock at the time of surrender. Pursuant to such right, the optionee may surrender options within 60 days prior to the effective date of the dissolution, liquidation or merger.

                 The Board of Directors may, at any time, alter, amend, modify, suspend or discontinue the 1994 Plan, provided that the Board may not: (i) without the consent of the holder thereof, make any alteration which would adversely affect an option previously granted under the 1994 Plan; (ii) without the approval of shareholders, extend the term of the 1994 Plan or the maximum period during which any option may be exercised; or (iii) without the approval of shareholders, increase the aggregate number of shares subject to options under the

1994 Plan or decrease the minimum option price, except for adjustments to reflect any reorganization, recapitalization, stock split, stock dividend, merger, consolidation, combination or exchange of shares, rights offering or any other change affecting the common stock.

                 The 1994 Plan provides that the Company may require, as a condition to the exercise of an NSO, that the optionee concurrently pay to the Company (either in cash or, in the discretion of the Administrator subject to the approval of the Board of Directors, in shares of the Company's common stock valued at their Fair Market Value) the taxes which the Company is required to withhold by reason of such exercise. The optionee may elect to satisfy this obligation, subject to the discretion of the Board of Directors (which discretion may not be delegated to any committee), by having the Company withhold from the shares to be issued upon exercise of the option that number of shares having a Fair Market Value equal to the amount required to be withheld.

                 The closing transaction price for shares of the Company's common stock reported on the Nasdaq National Market on March 21, 1995, was $.625.

SHAREHOLDER APPROVAL

                 The affirmative vote of a majority of the shares of common stock represented at the annual meeting and entitled to vote thereon, a quorum being present, is required for ratification and approval of the 1994 Plan.

                                 AUDIT MATTERS

                 Representatives of Ernst & Young LLP, the independent public accountants who have audited the Company since 1981, will be present at the shareholders' meeting to respond to questions and to make a statement, if they so desire. The Company is in the process of evaluating its outside auditing services and, accordingly, has not yet selected its auditors for 1995.

                               VOTING PROCEDURES

                 The seven nominees receiving the highest number of affirmative votes (whether or not a majority) cast by the outstanding shares represented at the meeting and entitled to vote, a quorum being present, shall be elected as directors. Abstentions and broker non-votes are not considered to be votes cast under applicable state law and the Company's Articles of Incorporation and Bylaws. Only affirmative votes are relevant in the election of directors.

                 The votes will be counted by the Company's transfer agent, Firstar Trust Company, and certified to the Company in writing.

                                 OTHER MATTERS

                 At the date of this Proxy Statement, the Company has not been informed and is not aware that any other matters will be brought before the meeting. However, proxies may be voted with discretionary authority with respect to any other matters that may properly be presented to the meeting.

                             SHAREHOLDER PROPOSALS

                 Shareholder proposals must be received by the Company no later than November 30, 1995, in order to be considered for inclusion in next year's Annual Meeting Proxy Statement.

                                        CADE INDUSTRIES, INC.




                                         Conrad G. Goodkind
                                         Secretary


Lansing, Michigan
March 30, 1995


                 A COPY (WITHOUT EXHIBITS) OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K AND FINANCIAL STATEMENTS AND SCHEDULES THERETO FOR THE FISCAL YEAR ENDED DECEMBER 31, 1994 WILL BE PROVIDED WITHOUT CHARGE TO EACH RECORD OR BENEFICIAL OWNER OF THE COMPANY'S COMMON SHARES AS OF THE RECORD DATE FOR THE ANNUAL MEETING, ON THE WRITTEN REQUEST OF SUCH PERSON DIRECTED TO: SHERYL A. MULL, SHAREHOLDER RELATIONS, CADE INDUSTRIES, INC., 5640 ENTERPRISE DRIVE, P.O. BOX 23094, LANSING, MICHIGAN 48909.

                                                                       EXHIBIT A

                             CADE INDUSTRIES, INC.
                                      1994
                               STOCK OPTION PLAN

         1. Purpose. The purpose of this Plan is to promote the growth and development of Cade Industries, Inc. (the "Company") by providing increased incentives for the directors of the Company (the "Directors") to remain in such capacity. This Plan provides for the granting of non-qualified stock options ("NSOs").

         2.      Administration.

                 (a) The Plan shall be administered by the Company's Chairman of the Board of Directors, or if there be none, by the Audit Committee (the "Administrator").

                 (b) The Administrator shall have no discretion, and is not authorized, to adopt, amend or rescind any rules or regulations in connection with the granting of options under the Plan.

         3. Eligibility. The Directors of the Company shall be eligible to receive options under the Plan.

         4.      Shares Subject to Options.

                 (a) The stock to be subject to options under the Plan shall be shares of the Company's common stock, $.001 par value (the "Common Stock"), subject to adjustment under Paragraph 15 hereof, and may be authorized but unissued stock or stock issued and reacquired by the Company.

                 (b) The aggregate number of shares which may be issued pursuant to exercises of options granted under the Plan shall not exceed 600,000 shares, subject to further adjustment under Paragraph 15 hereof.

                 (c) Shares subject to and not issued under an option which expires or terminates or is canceled for any reason during the term of the Plan shall again be available for the granting of options under the Plan.

         5.      Granting of Options.

                 (a) Upon their election to the Board of Directors (including those in office at the close of business on May 3, 1994), each Director shall automatically be granted an option to purchase Fifty Thousand (50,000) shares of the Common Stock.

                 (b) Each option shall be evidenced by a written agreement containing terms and conditions consistent with the provisions of the Plan.

         6. Term of Plan. Options may be granted under the Plan at any time up to May 3, 2004, on which date the Plan shall expire except as to options outstanding, which options shall remain in effect until they have been exercised or have expired.

         7.      Exercise Price.

                 (a) The exercise price at which shares may be purchased under each option shall be equal to the reported closing price for the Common Stock on the date of grant or the last preceding day on which such a closing price was reported by NASDAQ (the National Association of Securities Dealers, Inc. Automated Quotation System).

                 (b) The cash proceeds of the sale of Common Stock subject to an option are to be added to the general funds of the Company available for its corporate purposes.

         8. Exercise of Options. Options granted under the Plan may be exercised by a Director, in whole or in part, only while such person serves as a duly elected and qualified director of the Company or within one year thereafter. No options may be exercised prior to the later of the expiration of six months from the date of grant thereof or shareholder approval.

         9. Expiration Date. All rights to exercise an option shall expire on a date which is ten years after the date on which the option was granted.

         10. Deferral of Exercise. Although the Company intends to exert its best efforts so that the shares purchasable upon the exercise of an option will be registered under, or exempt from the registration requirements of, the federal Securities Act of 1933 (the "Act") and any applicable state securities law, if the exercise of an option would otherwise result in the violation by the Company of any provision of the Act or of any state securities law, the Company may require that such exercise be deferred until the Company has taken appropriate action to avoid such violation.

         11.     Method of Payment.

                 (a) The exercise price for shares purchased shall be paid in full at the time of exercise and no shares shall be issued until full payment therefor is made. Such payment may be made either (1) in cash or (2) at the discretion of the Administrator, by delivering shares of the Common Stock which had been beneficially owned by the optionee, the optionee's spouse, or both of them for a period of at least six months prior to the time of exercise (the "Delivered Stock") or (3) a combination of cash and Delivered Stock. Delivered Stock shall be valued at the Fair Market Value of the Common Stock on the date on which the option is exercised. For all purposes of this section, the term "Fair Market Value" shall be the closing price for the Common Stock on the date of exercise or the last preceding day on which a closing price was reported by NASDAQ.

                 (b) An optionee to whom an option is granted shall not be deemed the holder of any share subject to the option until the shares are fully paid and issued to him or her upon the exercise of such option.

         12. Transferability of Options. An option granted under the Plan may not be transferred except by will or the laws of descent and distribution and may be exercised during the optionee's tenure as a Director only by him or her. The option and any rights and privileges pertaining thereto shall not be transferred, assigned, pledged or hypothecated by him or her in any way whether by operation of law or otherwise and shall not be subject to execution, attachment or similar process.

         13.     Termination of Service as a Director.

                 (a) One year after termination of service as a Director of the Company for any reason other than death, such Director's option shall forthwith expire.

                 (b) Nothing in the Plan or in any option granted under the Plan shall confer on any Director any right to continue as a director of the Company or affect the right of the Company to terminate his or her service to the Company at any time.

         14. Death. If an optionee to whom an option is granted dies while serving as a Director of the Company, the person or persons to whom the option is transferred by will or the laws of descent and distribution may, at any time within one year after the date of death, but not later than the date of expiration of the option, exercise the option to the extent the optionee was entitled to do so on the date of death. Any option or portions of options of deceased optionees not so exercised shall terminate.

         15. Changes in Common Stock. In the event of the reorganization, recapitalization, stock split, stock dividend, merger, consolidation, combination or exchange of shares, rights offering or any other change affecting the Common Stock, the Administrator shall make appropriate changes in the aggregate number and kind of shares available under the Plan, in the maximum number of shares for which options may be granted to any one optionee and in the number, price and kind of shares covered by options granted or to be granted under the Plan.

         16. Amendment or Discontinuance. The Board of Directors may, at any time, without the approval of the shareholders of the Company, alter, amend, modify, suspend or discontinue the Plan, but may not, without the consent of the holder of an option, make any alteration which would adversely affect an option previously granted under the Plan or, without the approval of the shareholders of the Company, make any alteration which would (a) increase the aggregate number of shares subject to options under the Plan, except for adjustments pursuant to paragraph 15; (b) decrease the minimum option price, except for adjustments made pursuant to paragraph 15; or (c) extend the term of the Plan or the maximum period during which any option may be exercised.

         Notwithstanding the foregoing, the provisions of Section 5(a) and 7(a) may not be amended more than once in any six month period, except to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

         17. Liability. No member of the Board of Directors, or officers of the Company, shall be personally liable for any action, omission or determination made in good faith in connection with the Plan.

         18. Effective Date. This Plan, adopted by the Board of Directors of the Company on May 3, 1994, became effective upon such adoption, subject to approval by the shareholders of the Company.

         19. Dissolution or Merger. Anything contained herein to the contrary notwithstanding, upon the dissolution or liquidation of the Company, or upon any merger in which the Company is not the surviving corporation, at any time prior to the expiration date of an option, an optionee shall have the right within sixty (60) days prior to the effective date of such dissolution, liquidation or merger, to surrender all then outstanding and unexercised options to the Company for cash, subject to the approval of the Board of Directors in its sole discretion (which approval may not be delegated to any committee thereof) and to such rules and regulations as the Board of Directors may adopt. The amount of cash to be paid to the optionee for all unexercised options shall be equal to the difference between the exercise price and the Fair Market Value (determined as in paragraph 11) of a share of Common Stock, at the time of surrender, times the number of outstanding and unexercised options surrendered by the optionee.

         20.     Withholding Taxes.

                 (a) Pursuant to applicable federal and state laws, the Company may be required to collect withholding taxes upon the exercise of an option. The Company may require, as a condition to the exercise of an option, that the optionee concurrently pay to the Company (either in cash or, at the request of the optionee, but in the discretion of the Administrator, subject to the approval of the Board of Directors, in shares of the Common Stock) the entire amount or a portion of any taxes which the Company is required to withhold by reason of such exercise, in such amount as the Company in its discretion may determine.

                 (b) In lieu of part or all of any such payment, the optionee may elect, subject to the approval of the Board of Directors in its sole discretion (which approval may not be delegated to any committee thereof) and to such rules and regulations as the Board of Directors may adopt from time to time, to have the Company withhold from the shares to be issued upon exercise of the option that number of shares having a Fair Market Value equal to the amount which the Company is required to withhold.

         21. Miscellaneous. The term "Board of Directors" herein shall mean the Board of Directors of the Company and, to the extent that any powers and discretion vested in the Board of Directors are delegated to any committee of the Board, the term "Board of Directors" shall also mean such committee.

                             CADE INDUSTRIES, INC.
                 PROXY FOR 1995 ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Molly F. Cade and Terrell L. Ruhlman, and each or either of them, proxies, with full power of substitution, to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Cade Industries, Inc. to be held at the Sheraton Lansing Hotel, 925 South Creyts Road, Lansing, Michigan, on May 2, 1995 at 10:00 a.m. (Eastern
Time), or at any adjournment thereof, as follows, hereby revoking any proxy previously given:

(1)  ELECTION OF DIRECTORS:     / /  FOR all nominees             / /  WITHHOLD AUTHORITY DIRECTORS:
                                listed below (except as           to vote for all nominees
                                specified to the contrary         listed below
                                below) for terms expiring
                                in 1996

     MOLLY F. CADE, CONRAD G. GOODKIND, WILLIAM T. GROSS, RICHARD A. LUND,
            TERRELL L. RUHLMAN, JOHN W. SANDFORD, STEVEN M. TADLER

     (INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name on the following line)
___________________________________________________________________________

(2)  RATIFICATION AND APPROVAL OF THE CADE INDUSTRIES, INC.
     1994 STOCK OPTION PLAN:

     / / FOR   / / AGAINST    / / ABSTAIN

(3) In their discretion on such other matters as may properly come before the meeting or any adjournment thereof; all as set out in the Notice and Proxy Statement relating to the meeting, receipt of which is hereby acknowledged.
                 (Continued and to be signed on reverse side)





This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF THE NOMINEES LISTED IN PROPOSAL (1) AND "FOR" PROPOSAL (2), IN EACH CASE AS RECOMMENDED BY THE BOARD OF DIRECTORS.


                               Dated:_________________________________, 1995


                               _____________________________________________
                               (Please sign exactly as name appears at left)


                               _____________________________________________
                               (If stock is owned by more than one person, all owners must sign. Persons signing as executors, administrators, trustees or in similar capacities must so indicate.)


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS